FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2003

AVI BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One S.W. Columbia, Suite 1105 Portland, OR 97258
(Address of principal executive offices)

(503) 227-0554
Registrant’s telephone number, including area code

Item 5. Other Events.

Private Placement of Securities

On May 5, 2003, AVI BioPharma, Inc. (NASDAQ: AVII, AVIIW, AVIIZ) (the “Company”) announced a private placement of 3,000,000 shares of its common stock, par value $.0001 per share (the “Common Stock”), together with warrants to acquire an additional 1,500,000 shares of Common Stock, to a group of institutional investors for a total purchase price of $15.0 million. The warrants are exercisable for five years at an exercise price of $7.00 per share. Subsequent to that announcement, in a supplemental closing, an additional 1,500,000 shares of Common Stock and Warrants to acquire an additional 750,000 shares of Common Stock were sold as part of the private placement to certain of the same institutional investors for a purchase price of an additional $7.5 million, resulting in a total sale and issuance in the private placement of 4,500,000 shares of Common Stock and Warrants to acquire an additional 2,250,000 shares of Common Stock.

As part of the transaction, the Company entered into a Securities Purchase Agreement containing customary representations and warranties and undertakings regarding the securities issued. The Company also entered into a Registration Rights Agreement that requires the Company to register the Common Stock issued in the transaction, as well as the Common Stock issuable upon exercise of the Warrants, within twenty (20) days and to cause such registration statement to become effective within fifty (50) days of the closing, subject to increase to eighty (80) days if the registration is reviewed. The Registration Rights Agreement contains customary representations, warranties and undertakings and provides a penalty if the registration statement is not made effective within fifty (50) days of the closing (increases to eighty (80) days if the registration is reviewed) or maintained in effect, unless the securities covered by the registration statement are otherwise freely tradable under federal and state securities laws.

The placement agent received a warrant for 315,000 shares of Common Stock exercisable for five years at an exercise price of $7.00 per share and cash commissions equal to 7% of the offering proceeds, plus reimbursement of certain out of pocket expenses.  Another financial advisor received 46,211 shares of our Common Stock and fees of approximately $100,000 related to financial advisory services that could be considered related to the offering.

Copies of the Securities Purchase Agreement, form of Warrant, Registration Rights Agreement and Additional Funding Agreement are being filed with this Form 8-K.

A copy of the press release dated May 5, 2003 issued by the Company regarding this financing is attached hereto as Exhibit No. 1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits
1. Press release dated May 5, 2003 issued by the Company. (1)
2. Securities Purchase Agreement dated May 5, 2003 between the Company and the purchasers (“SPA”). (2)(3)
3. Form of Warrant issued by the Company to the purchasers under the SPA. (1)
4. Registration Rights Agreement dated May 5, 2003 between the Company and the purchasers. (1)
5. Additional Funding Agreement dated May 6, 2003 between the Company and the purchasers. (1)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 20, 2003.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS
Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Document Description

1	Press release dated May 5, 2003 issued by AVI BioPharma, Inc.(1)
10.45	Securities Purchase Agreement dated May 5, 2003 between the Company and the purchasers (“SPA”).(2)(3)
10.46	Form of Warrant issued by the Company to the purchasers under the SPA.(1)
10.47	Registration Rights Agreement dater May 5, 2003 between the Company and the purchasers.(1)
10.48	Additional Funding Agreement dated May 6, 2003 between the Company and the purchasers.(1)

1. Filed with original Form 8-K on May 7, 2003.

2. Signature pages only revised to reflect stock/warrant allocation.

3. Filed with Form 8-K/A on May 8, 2003.